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                                                                      EXHIBIT 21


                       LIST OF SUBSIDIARIES OF THE COMPANY
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NAME                                                                   JURISDICTION OF INCORPORATION
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
Andes Candies L.P.                                                     Illinois
Andes Manufacturing LLC                                                Illinois
Andes Services LLC                                                     Illinois
C.C. L.P., Inc.                                                        Delaware
C.G.C. Corporation                                                     Delaware
C.G.P., Inc.                                                           Delaware
Cambridge Brands, Inc.                                                 Delaware
Cambridge Brands Mfg., Inc.                                            Delaware
Cambridge Brands Services, Inc.                                        Delaware
Cella's Confections, Inc.                                              Virginia
Charms Company                                                         Delaware
Charms L.P.                                                            Delaware
Charms Marketing Company                                               Illinois
Henry Elsen Advertising Agency, Inc.                                   New Jersey
J.T. Company, Inc.                                                     Delaware
O'Tec Industries, Inc.                                                 Delaware
Tootsie Roll of Canada Ltd.                                            Canada
Tootsie Roll Central Europe Ltd.                                       Delaware
The Tootsie Roll Company, Inc.                                         Illinois
Tootsie Roll Management, Inc.                                          Illinois
Tootsie Roll Mfg., Inc.                                                Illinois
Tootsie Rolls - Latin America, Inc.                                    Delaware
Tootsie Roll Worldwide Ltd.                                            Illinois
The Sweets Mix Company, Inc.                                           Illinois
TRI de Latino America S.A. de C.V.                                     Mexico
TRI Finance, Inc.                                                      Delaware
TRI International Co.                                                  Illinois
TRI-Mass., Inc.                                                        Massachusetts
TRI Sales Co.                                                          Delaware
Tutsi S.A. de C.V.                                                     Mexico
World Trade & Marketing Ltd.                                           British West Indies

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